UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Mirum Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MIRUM PHARMACEUTICALS, INC.
950 Tower Lane, Suite 1050
Foster City, California 94404
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 5, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Mirum Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 5, 2024, at 9:00 a.m. (Pacific Time) in a hybrid format both in person at the Company’s headquarters and online via live webcast. The Annual Meeting is being held for the following purposes:
1.To elect the Board’s three Class II nominees for director named in the Proxy Statement to hold office until the Company’s 2027 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
3.To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.
4.To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
5.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement referenced in this Notice.
Stockholders of record at the close of business on April 10, 2024 and their valid proxy holders will be able to attend the Annual Meeting (or any one or more adjournments or postponements thereof), submit questions and vote both (i) in person at the Company’s headquarters located at 950 Tower Lane, Suite 1050, Foster City, California 94404 and (ii) online via live webcast by visiting www.virtualshareholdermeeting.com/MIRM2024 and entering the control number included in your Notice of Internet Availability, your proxy card or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. If you attend the Annual Meeting online, you may log-in beginning at 8:45 a.m. (Pacific Time) on June 5, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Wednesday, June 5, 2024 at 9:00 a.m. (Pacific Time).
The Proxy Statement and Annual Report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors
Christopher Peetz
Chief Executive Officer
Foster City, California

April 23, 2024

You are cordially invited to attend the meeting in person or virtually. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person or virtually if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you may be required to obtain a proxy issued in your name from that record holder.

i

ii

MIRUM PHARMACEUTICALS, INC.
950 Tower Lane, Suite 1050
Foster City, California 94404
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2024

Proposals	Page	Board Recommendation

Proposal 1: Elect the Board’s three Class II nominees for director named herein to hold office until the Company’s 2027 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (“Director Election Proposal”)	9	For each of the Board’s nominees for director

Proposal 2: Ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (“Auditor Ratification Proposal”)	24	For

Proposal 3: Approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed herein (“Say-on-Pay Proposal”)	25	For

Proposal 4: Indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (“Say-on-Frequency Proposal”)	26	For “One Year”

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
1.Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Mirum Pharmaceuticals, Inc. (sometimes referred to as “we,” “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any one or more adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to first mail the Notice and make this Proxy Statement and the form of proxy available on or about April 23, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
2.Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 3, 2024.
3.How do I attend the Annual Meeting?
This year’s Annual Meeting will be a hybrid meeting, which will be conducted both in person at our headquarters and online via live webcast to allow greater participation. Stockholders of record at the close of business as of April 10, 2024 (the “Record Date”) and holders of a valid proxy for the meeting may attend, vote and ask questions at the Annual Meeting both (i) in person at the Company’s headquarters located at 950 Tower Lane, Suite 1050, Foster City, California 94404 and (ii) by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/MIRM2024. If you are a stockholder of record and you attend the Annual Meeting virtually, you will be asked to provide the control number from your Notice or proxy card or in the email sending you this Proxy Statement. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank; you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or a proxy to vote.
The Annual Meeting will begin promptly at 9:00 a.m. (Pacific Time). If you attend the Annual Meeting virtually, we encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. (Pacific Time), and you should allow reasonable time for the check-in procedures.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
4.What if I cannot find my control number?
Please note that if you do not have your control number and you are a registered stockholder, you should be able to log in the online meeting platform as a guest. To view the live meeting webcast visit www.virtualshareholdermeeting.com/MIRM2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you plan to attend the Annual Meeting virtually and are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting..
5.Will a list of record stockholders as of the Record Date be available?
For the ten days ending the day prior to the Annual Meeting, a list of our stockholders of record as of the close of business on the Record Date will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at our corporate headquarters during ordinary business hours. To access the list of record stockholders during the 10 days ending the day prior to the Annual Meeting, stockholders should contact the Corporate Secretary at 950 Tower Lane, Suite 1050, Foster City, California 94404.
6.Where can we get technical assistance if we are having trouble accessing the virtual meeting or during the virtual meeting?
If you have difficulty accessing the virtual meeting or during the virtual meeting, please refer to the technical support telephone number posted on the virtual meeting website login page where technicians will be available to help you.

7.How do we ask questions of management and the Board if we are attending the Annual Meeting virtually?
Questions that comply with the meeting’s rules of conduct may be submitted virtually during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/MIRM2024 with the control number from your Notice or proxy card or in the email sending you this Proxy Statement. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank to submit questions virtually.
8.Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person or virtually at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that you may request or that we may elect to deliver at a later time or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including, if attending the Annual Meeting virtually, by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
9.What am I voting on?
There are four matters scheduled for a vote:
•Proposal 1: To elect the Board’s three Class II nominees for directors named herein to hold office until the Company’s 2027 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.
•Proposal 2: To ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
•Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
•Proposal 4: To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
10.What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card have discretionary authority to vote on those matters in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

11.How do I vote?
For Proposal 1, you may either vote “For” each of the Board’s nominees for director or you may “Withhold” your vote for any nominee you specify. With regard to the Say-on-Frequency Proposal, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote using the following mechanisms:
•To vote in person, come to the Annual Meeting at our headquarters located at 950 Tower Lane, Suite 1050, Foster City, California 94404 and we will give you a ballot when you arrive.
•To vote virtually, attend the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/MIRM2024 and enter the control number included on your Notice or proxy card or in the instructions that you received via email.
•If you received a proxy card by mail, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or proxy card. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on June 4, 2024 to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or proxy card. Your internet vote must be received by 11:59 p.m. (Eastern Time) on June 4, 2024 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from the Company. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including, if attending the Annual Meeting virtually, by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

12.How many votes do I have?
On each matter to be voted upon, you are entitled to one vote for each share of common stock you own as of the close of business on the Record Date.
13.If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting (whether in person or virtually), your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three of the Board’s nominees for director, “For” the ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024, “For” the advisory vote on executive compensation and for “One Year” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
14.If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Although our shares are not listed with NYSE, NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. In this regard, Proposal 1 (the Director Election Proposal), Proposal 3 (the Say-on-Pay Proposal) and Proposal 4 (the Say-on-Frequency Proposal) should be considered “non-routine” and, accordingly, we believe that your broker, bank or other agent may not vote your shares on such proposal without your instructions. Also, Proposal 2 (the Auditor Ratification Proposal) should be considered “routine” and, accordingly, we believe that your broker, bank or other agent may vote your shares on such proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE.
Accordingly, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
15.What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other agent votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.”
16.Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
17.What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
18.Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.

•You may send a timely written notice that you are revoking your proxy to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•You may attend the Annual Meeting and vote in person or virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
19.What vote is required for adoption or approval of each proposal and how will votes be counted?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board recommendation

1	Director Election Proposal	Nominees receiving the most “For” votes from the shares present in person, virtually or represented by proxy and entitled to vote on the matter; “Withhold” votes will have no effect.	For or Withhold	Not applicable	No effect	FOR each of the Board’s nominees for director

2	Auditor Ratification Proposal	“For” votes from a majority of shares present in person, virtually or represented by proxy and entitled to vote on the matter.	For, Against or Abstain	Against	Not applicable	FOR

3	Say-on-Pay Proposal	“For” votes from a majority of shares present in person, virtually or represented by proxy and entitled to vote on the matter.	For, Against or Abstain	Against	No effect	FOR

4	Say-on-Frequency Proposal	The affirmative vote of a majority of the shares present in person, virtually or represented by proxy and entitled to vote on the matter.(1)	One Year, Two Years, Three Years or Abstain	Against each of the proposed voting frequencies	No effect	FOR “One Year”
__________________
(1)If none of the proposed voting frequencies receives affirmative votes from a majority of the shares present virtually or represented by proxy and entitled to vote on the matter, we will consider the frequency receiving the highest number of affirmative votes to be the frequency preferred by our stockholders.

20.What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting in person, virtually or represented by proxy. On the Record Date, there were 47,118,397 shares of common stock outstanding and entitled to vote. Thus, the holders of 23,559,199 shares of common stock must be present in person, virtually or represented by proxy at the Annual Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person, virtually or represented by proxy may adjourn the meeting to another date.
21.How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events, including, without limitation, our beliefs regarding whether NYSE will determine the proposals in this Proxy Statement to be “routine” or “non-routine” and the existence of “broker non-votes” as a result of such determinations. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024 (the “Annual Report”) and in our subsequently filed periodic and current reports on Form 10-Q and Form 8-K.

PROPOSAL 1
ELECTION OF DIRECTORS
Under our amended and restated certificate of incorporation and amended and restated bylaws, the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at the Company’s 2026 annual meeting of stockholders, each Class II director has a term that expires at the Annual Meeting and each Class III director has a term that expires at the Company’s 2025 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The directors are currently divided into classes as follows:

Class I:	Lon Cardon, Ph.D., FMedSci
William Fairey
Timothy Walbert

Class II:	Laurent Fischer, M.D.
Patrick Heron
Saira Ramasastry, MS, M.Phil.

Class III:	Laura Brege
Michael Grey
Christopher Peetz
The Board currently has nine members. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board has considered and nominated the three incumbent directors listed below for election to the Board at the Annual Meeting to serve until the Company’s 2027 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s earlier death, resignation or removal. All of the Company’s incumbent directors nominees have previously been elected by our stockholders, other than Ms. Ramasastry, who was appointed by our Board on June 2, 2022 upon the recommendation of the Nominating Committee. Ms. Ramasastry was identified as a potential director nominee by an independent member of our Board.
We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
The biographies of each of the Board’s nominees for election to the Board as Class II directors, and all other directors, are set forth below, including the offices held, public company directorships and certain other business directorships, and the class and term of each director nominee and director. These biographies include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. Nevertheless, we believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight.

Class II Nominees for Election for a Three-year Term Expiring at the Company’s 2027 Annual Meeting of Stockholders
Laurent Fischer, M.D., 60, has served as a member of the Board since June 2019. Dr. Fischer has served as the President and Chief Executive Officer of Adverum Biotechnologies, Inc., a clinical stage gene therapy company, since June 2020. Prior to Adverum, he served as Senior Vice President, Head of the Liver Therapeutic Area at Allergan plc, a pharmaceutical company, from November 2016 to June 2020. Previously, he served as Chief Executive Officer of Tobira Therapeutics, Inc., a public biotechnology company, until its acquisition by Allergan in November 2016. From 2012 to 2014, Dr. Fischer served as Chairman and Chief Executive Officer of Jennerex Biotherapeutics, Inc. Prior to Jennerex, Dr. Fischer was President and Chief Executive Officer of Ocera Therapeutics, Inc., a privately-held, clinical-stage biopharmaceutical company focused on the development and commercialization of therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and Chief Executive Officer of life sciences company Auxeris Therapeutics, Inc. from 2003 to 2005, President and Chief Operating Officer of technology company RXCentric.com, Inc. (now part of Allscripts Healthcare Solutions, Inc.) from 1999 to 2000 and Chief Medical Officer and Vice President of Corporate Development of medication management company MedVantx Inc. from 2001 to 2003. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997 to 1999. From 1995 to 1997, Dr. Fischer served as Medical Director for the Virology Group at healthcare company Hoffman-LaRoche, Ltd. Dr. Fischer served as Chairman of the board of directors of CTI BioPharma Corp. until its acquisition by SOBI in July 2023 and serves on the board of directors of publicly held Adverum Biotechnologies, Inc. and privately held biopharmaceutical companies Lycia Therapeutics, Inc and Teal Bio. Dr. Fischer also served as a member of the board of directors of the then privately held company Senti Biosciences from 2019 until 2020. Dr. Fischer received his Medical Degree from the University of Geneva and his Doctorate in Medicine from the Geneva Medical School, Switzerland.
The Board and Nominating Committee believe that Dr. Fischer’s considerable experience as an executive in the pharmaceutical industry and board experience, along with his medical degrees and knowledge of biopharmaceuticals, qualifies him to serve on the Board.
Patrick Heron, 53, has served as a member of the Board since November 2018. Mr. Heron is a General Partner with Frazier Life Sciences (“Frazier”), a private equity and venture capital firm, a position he has held since September 1999. Mr. Heron has been active in company formations and initial investments in various biotechnology companies, including Marcadia Biotech Inc., Calixa Therapeutics, Inc. and Silvergate. Prior to joining Frazier, Mr. Heron helped develop McKinsey & Co.’s west coast biotechnology consulting practice. Mr. Heron currently serves on the board of directors of Arcutis Biotherapeutics, Inc. and HilleVax, Inc., both public biopharmaceutical companies, as well as private companies Alpha-9 Therapeutics, Inc., Alceptor Therapeutics, Inc. and MBX Biosciences, Inc. Mr. Heron previously served on the boards of directors of public biopharmaceutical companies Imago Biosciences from 2014 until 2022, Vaxcyte, Inc. from 2017 until 2021, Iterum Therapeutics plc from 2016 until 2021 and Passage Bio, Inc. from 2018 until 2021. Mr. Heron also previously served on the board of directors of privately held Scout Bio, Inc. from 2018 until 2023. Mr. Heron received his B.A. in Political Science from the University of North Carolina at Chapel Hill and an MBA from Harvard Business School.
The Board and Nominating Committee believe that Mr. Heron’s extensive business background and his experience in venture capital and the life science industry qualifies him to serve on the Board.
Saira Ramasastry, MS, M.Phil., 48, has served as a member of the Board since June 2022. Ms. Ramasastry has served as the managing partner of Life Science Advisory, LLC, an independent firm that she founded to provide strategic advice and business development solutions for life science companies, since April 2009. Previously, Ms. Ramasastry was an investment banker with Merrill Lynch & Company from August 1999 to March 2009, where she helped establish the biotechnology practice and advised on mergers and acquisitions and strategic and capital market transactions. Prior to joining Merrill Lynch, Ms. Ramasastry served as a financial analyst in the mergers and acquisitions group at Wasserstein Perella & Co., an investment banking firm, from July 1997 to September 1998. Ms. Ramasastry currently serves on the board of directors for public companies Vir Biotechnology, Inc., Glenmark Pharmaceuticals, Ltd. and Day One Biopharmaceuticals, Inc., where she has experience managing cybersecurity risks. Ms. Ramasastry previously served on the board of directors of public companies Pain Therapeutics, Inc. from 2013 until 2020, Innovate Biopharmaceuticals, Inc. from 2018 until 2020, Sangamo Therapeutics, Inc. from 2012 until 2022 and Akouos, Inc. from 2020 until its acquisition by Eli Lilly in 2022. Ms. Ramasastry also serves on the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research, as a health innovator fellow of the Aspen Institute and as a member of the Aspen Global Leadership Network. Ms. Ramsastry is also a guest lecturer for the Bioscience Enterprise Programme at the University of Cambridge. Ms. Ramasastry received her B.A. in economics with honors and distinction and her M.S. in management science and engineering from Stanford University, as well as her M. Phil. in management studies from the University of Cambridge.

The Board and Nominating Committee believe that Ms. Ramasastry’s substantial financial markets experience, experience managing cybersecurity risks and her experience advising life science companies qualifies her to serve on the Board.
The Board Recommends a
Vote in Favor of Each of the Board’s Nominees for Director.

Class III Directors Continuing in Office Until the Company’s 2025 Annual Meeting of Stockholders
Laura Brege, 66, has served as a member of the Board since July 2019. Since April 2017, Ms. Brege has served as a Senior Advisor to BridgeBio Pharma, a biotechnology research company. From September 2015 to December 2017, Ms. Brege served as managing director of Cervantes Life Science Partners, LLC, a consulting firm providing integrated business solutions to life sciences companies. She has over 20 years of executive management experience in the pharmaceutical, biotechnology and venture capital industries. From September 2012 to July 2015, Ms. Brege was President and Chief Executive Officer of Nodality, Inc., a life sciences company focused on innovative personalized medicine. Prior to joining Nodality in 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company, from 2006 to 2012, including positions as Executive Vice President and Chief Operating Officer. While at Onyx, she led multiple functions, including commercialization, strategic planning, corporate development and medical, scientific and government affairs. Prior to Onyx, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm specializing in early stage financing for technology companies. Previously, Ms. Brege was Senior Vice President and Chief Financial Officer at COR Therapeutics Inc. where she helped build the company from an early stage research and development company through commercial launch of a successful cardiovascular product. Earlier in her career, she served as Chief Financial Officer at Flextronics, Inc. and Treasurer of The Cooper Companies. She currently serves on the boards of directors of public biopharmaceutical companies Acadia Pharmaceuticals Inc., Pacira BioSciences, Inc. and Edgewise Therapeutics Inc, as well as privately held biopharmaceutical company HLS Therapeutics Inc. Ms. Brege previously served on the boards of directors of public pharmaceutical companies Portola Pharmaceuticals, Inc. from 2015 until 2021, Dynavax Technologies Inc. from 2015 to 2020, and Aratana Therapeutics, Inc. from 2014 until 2019. Ms. Brege earned her undergraduate degree from Ohio University (Honors Tutorial College) and her MBA degree from the University of Chicago.
The Board and Nominating Committee believe that Ms. Brege’s extensive background in finance and management of biotechnology companies and her participation as a member of the audit committees of other public companies qualifies her to serve on the Board.
Michael Grey, 71, is our co-founder and has served as Chair of the Board since January 2020. Mr. Grey previously served as our Executive Chairman from March 2019 to December 2019 and as our Chief Executive Officer from our inception in May 2018 to March 2019. Mr. Grey has served as a venture partner at Pappas Ventures, a venture capital firm, since January 2010. Mr. Grey served from January 2019 to September 2019 as President and Chief Executive Officer of Curzion Pharmaceuticals, Inc., a pharmaceutical company (sold to Horizon Therapeutics plc in April 2020), from October 2015 to January 2017 as President and Chief Executive Officer of Amplyx, and from September 2014 to December 2017 as Chairman and Chief Executive Officer of Reneo. From February 2011 to June 2014, Mr. Grey served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., which was acquired by Shire plc in June 2014. Mr. Grey has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including President and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly and Company in 2008), President and Chief Executive Officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and President of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings PLC, culminating in his position as Vice President, Corporate Development and director of international licensing. Mr. Grey currently serves on the board of directors of public companies Reneo Pharmaceuticals, Inc. and Spruce Biosciences, Inc., as well as privately held biotechnology companies Plexium Inc., Sorriso Pharmaceuticals, Inc. and Theolytics Ltd. Mr. Grey served as a member of the board of directors for Biomarin Pharmaceuticals, Inc. from 2005 to 2021, Horizon Therapeutics Public Ltd. Co. from 2011 to 2023, Mirati Therapeutics, Inc. from 2014 until 2021 and Amplyx Pharmaceuticals, Inc. from January 2017 to April 2021. Mr. Grey received his B.S. in chemistry from the University of Nottingham in the United Kingdom.
The Board and Nominating Committee believe that Mr. Grey’s perspective and experience as our co-founder and former Executive Chairman, as well as his extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualifies him to serve on the Board.
Christopher Peetz, 45, is our co-founder and has served as our Chief Executive Officer since March 2019. He served as our President from December 2018 to January 2024. Mr. Peetz has been an Entrepreneur-in-Residence at Frazier since May 2017. Prior to joining our company, Mr. Peetz served as the Chief Executive Officer of Flashlight Therapeutics, Inc., a biotechnology company, from May 2017 to May 2019. From May 2014 to December 2016, Mr. Peetz served as Chief Financial Officer and head of corporate development at Tobira Therapeutics, Inc., a public biotechnology company acquired by Allergan plc, in November 2016. Prior to joining Tobira, Mr. Peetz served as Vice President, Finance and Corporate Development of Jennerex Biotherapeutics, Inc., a biopharmaceutical company, from April 2012 to March 2014. Prior to Jennerex, Mr. Peetz held various positions at Onyx Pharmaceuticals, Inc., including oversight of financial planning and analysis, corporate strategy, product lifecycle management and commercial roles. Prior to Onyx, Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO, and held positions at

Abgenix Inc. and Solazyme Inc. He currently serves on the board of directors of Alpine Immune Sciences, Inc., a public immunotherapy company. Mr. Peetz received an MBA from Stanford Graduate School of Business and a B.S.B.A. in Finance, International Business and French from Washington University in St. Louis.
The Board and Nominating Committee believe that Mr. Peetz’s perspective and experience as our co-founder and President and Chief Executive Officer, as well as his extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualifies him to serve on the Board.

Class I Directors Continuing in Office Until the Company’s 2026 Annual Meeting of Stockholders
Lon Cardon, Ph.D., FMedSci, 58, has served as a member of our board of directors since November 2022. Dr. Cardon has served as President and Chief Executive Officer at The Jackson Laboratory, an independent, nonprofit biomedical research organization, since November 2021. Prior to joining The Jackson Laboratory, Dr. Cardon served as Chief Scientific Officer at BioMarin Pharmaceutical Inc., a biopharmaceutical company, from September 2017 to November 2021. Prior to joining BioMarin, Dr. Cardon served as Senior Vice President of Genetics, Alternative Drug Discovery and Target Sciences at GlaxoSmithKline plc, a global healthcare company, from 2008 to September 2017. Dr. Cardon previously served as a professor at the University of Oxford and as a professor of biostatistics and human biology at the University of Washington and the Fred Hutchinson Cancer Research Center. Dr. Cardon is a past council member of the NIH/National Human Genome Research Institute and a present advisor to the All of Us Precision Medicine Initiative. Dr. Cardon served as a member of the board of directors and institutional founder of the Altius Institute for Biomedical Sciences, Centre for Therapeutic Target Validation (now Open Targets) and the GSK/Avalon Center of Excellence. Dr. Cardon is an elected fellow of the UK’s Academy of Medical Sciences and the American Association for the Advancement of Science. Dr. Cardon served as a member of the board of directors for public pharmaceutical company Reneo Pharmaceuticals from 2019 until 2022. Dr. Cardon received his B.A. from the University of Puget Sound, a Ph.D. from the University of Colorado, Boulder and did his postdoctoral training at Stanford University.
The Board and Nominating Committee believe that Dr. Cardon’s scientific expertise and experience in the biopharmaceutical industry qualify him to serve on our board of directors.
William Fairey, 60, has served as a member of the Board since 2021. Most recently, from January 2019 to November 2020, Mr. Fairey served as Executive Vice President and Chief Commercial Officer at MyoKardia, Inc., a biopharmaceutical company, where he built the commercial and portfolio strategy, established the company’s European headquarters, and was structuring the expansion in Latin America and Asia when the company was acquired by Bristol-Myers Squibb. Prior to serving at MyoKardia, Mr. Fairey served as Executive Vice President and Chief Operating Officer at ChemoCentryx, Inc., a biopharmaceutical company, from March 2018 to January 2019, where, he was responsible for the sales, marketing, medical affairs and market access functions, including commercialization of late stages compounds. Prior to ChemoCentryx, Mr. Fairey served in a number of roles at Actelion Pharmaceuticals Ltd. and its subsidiaries including as President of Actelion Pharmaceuticals US, Inc., a pharmaceuticals and biotechnology company, from April 2013 to December 2017, Regional Vice President, Australia Asia Pacific, of Actelion Pharmaceuticals Ltd. from July 2008 to March 2013, President of Actelion Pharmaceuticals Canada Inc. from June 2003 to June 2008, and Vice President of Sales and Management Markets of Actelion Pharmaceuticals US, Inc. from January 2001 to June 2003. Mr. Fairey currently serves on the boards of directors of Ascendis Pharma, Inc. and Aileron Therapeutics (formerly Lung Therapeutics), both publicly held biopharmaceutical companies, as well as Respira Therapeutics, Inc., a privately help pharmaceutical company. Mr. Fairey received his B.S. in biology from the University of Oregon and an M.B.A. from Saint Mary’s College.
The Board and Nominating Committee believe that Mr. Fairey’s extensive experience building and operating global the commercial arms of several biotechnology businesses qualifies him to serve on the Board.
Timothy Walbert, 57, has served as a member of the Board since April 2023. Mr. Walbert is currently a senior advisor to Amgen, a biotechnology company. Mr. Walbert was chairman, president and chief executive officer of the then public company Horizon Therapeutics, a biotechnology company, from June 2008 to October 2023, when it was acquired by Amgen for $28 billion. Before joining Horizon, he was president, chief executive officer and director of IDM Pharma Inc., a public biotechnology company, which was acquired by Takeda in June 2009. Before IDM, Mr. Walbert served as executive vice president, commercial operations at NeoPharm Inc., a public biotechnology company. From 2001 to 2005, he was divisional vice president and general manager, immunology, at Abbott, now AbbVie, leading the global development and launch of the multi-indication biologic HUMIRA, and served as divisional vice president, global cardiovascular strategy. From 1998 to 2001, Mr. Walbert served as director, CELEBREX North America, and arthritis team leader, Asia Pacific, Latin America and Canada, at G.D. Searle & Company. From 1991 to 1998, he also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co. Inc. and Wyeth.
Mr. Walbert serves on the board of directors of Century Therapeutics, a public biotechnology company. He is also a member of the National Organization for Rare Disorders (NORD) Advisory Board, the Wall Street Journal CEO Council, the cNBC CEO Council and serves on the Board of Trustees of Muhlenberg College. He previously served on the board of directors for Aurinia Pharmaceuticals, a public pharmaceutical company, from 2020 to 2022, Exicure, a public biotechnology company, from 2019 to 2022, Assertio, a public biopharma company, from 2014 to 2020, Raptor Pharmaceutical Corp., a public biotechnology company, from 2010 to 2014, XOMA Corporation, a public biotechnology company, from 2011 to 2017 and Sucampo Pharmaceuticals Inc., a public biopharmaceutical company, from 2016 to 2018. He is also a member of Economic Club of Chicago, the Commercial Club of Chicago and the Civic Committee of the

Commercial Club of Chicago. Mr. Walbert was a previous board member of the Biotechnology Innovation Organization (BIO), the Pharmaceutical Research and Manufacturing Association (PhRMA), the Illinois Biotechnology Innovation Organization (iBIO) and World Business Chicago. Mr. Walbert received a B.A. in business from Muhlenberg College in Allentown, PA.
The Board and Nominating Committee believe that Mr. Walbert’s extensive experience in the biotechnology business, including as a president and chief executive officer, qualifies him to serve on the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Nomination Process and Qualifications
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and the Nominating Committee seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee identifies and evaluates nominees in the broader context of the operating requirements of the Company, the long-term interests of stockholders and the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality and other qualities that the Nominating Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account geographic, gender, age, racial and ethnic diversity and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time.
The Nominating Committee also appreciates the value of thoughtful Board refreshment, and seeks to identify and consider qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee then conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Nominations by Stockholders
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so in writing to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary, and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our amended and restated bylaws. These requirements are also described under the section entitled “—Stockholder Proposals for the 2025 Annual Meeting of Stockholders”.
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Members of the Audit Committee and Compensation Committee of the Board (the “Compensation Committee”) are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing rules. The Board consults with the

Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions, arrangements or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Nominating Committee recommended to the Board, and the Board has affirmatively determined, that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing rules: Drs. Cardon, and Fischer, Mses. Brege and Ramasastry, and Messrs. Fairey, Grey, Heron and Walbert. Additionally, the Board previously affirmatively determined that Niall O’Donnell, PhD., our former director who left the Board during 2023, was independent, as that term is defined under applicable Nasdaq listing rules, during the period he served on the Board in 2023. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In addition, our Board has affirmatively determined that the members of the Audit Committee, Ms. Brege, Mr. Fairey and Ms. Ramasastry, are “independent” in accordance with the Nasdaq listing rules and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that the members of the Compensation Committee, Mr. Fairey, Dr. Fischer, Mr. Heron and Ms. Ramasastry, are “independent” in accordance with the Nasdaq listing rules and SEC rules applicable to boards of directors in general and compensation committee members in particular.
Board Diversity
While we do not have a formal diversity policy in place, our Nominating Committee considers the diversity of the Board overall. Our Nominating Committee is committed to actively seeking out individuals who will contribute to the overall diversity of the Board to be included in the pool of candidates from which nominees to the Board are selected. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the boardroom. We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.
Below is our Nasdaq Board Diversity Matrix for 2024 and last year’s Board Diversity Matrix is available in our definitive proxy statement filed with the SEC on May 1, 2023. The following Board Diversity Matrix sets forth certain self-identified personal demographic characteristics of our directors.

Board Diversity Matrix (As of the Record Date)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	1*	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
__________________
*The director represented as “two or more races or ethnicities” self-identified as “Hispanic or Latinx” and “Asian.”
Board Leadership Structure
The Board has an independent, non-executive Chair, Mr. Grey, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. Our Board believes that it is in the best interest of the Company and its stockholders for Mr. Grey continue to serve as Chair of the Board, in part given his significant knowledge and experience in our industry and therapeutic areas of interest, as well as a deep understanding of our company, our business and our strategic objectives, all of which our Board believes will continue to benefit the Company during the year ahead. Our Board believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders. We also have a separate Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee’s responsibilities also include oversight of our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats, and, to that end, receives annual reports from our

Senior Director of Information Technology/Information Security concerning our significant cybersecurity threats and risk and the processes we have implemented to address them, and also receives and has access to various presentations related to cybersecurity threats, risk and mitigation. The Nominating Committee monitors compliance with legal and regulatory requirements, as well as the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the personnel in charge of the Company’s risk management efforts at least annually, and the applicable Board committees meet at least annually with the personnel responsible for risk management efforts in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee Chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board met six times during 2023. During 2023, the Audit Committee met six times, the Compensation Committee met four times and the Nominating Committee met four times. Each Board member attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the committees on which they served, held during the portion of 2023 for which they were directors or committee members, respectively. Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings. Two of our current directors who served at the time of our 2023 annual meeting of stockholders attended that meeting.
As required under applicable Nasdaq listing rules, in 2023, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
The Board has three committees: the Audit Committee, Compensation Committee and Nominating Committee. The following table provides membership and meeting information for 2023 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance(1)

Christopher Peetz
Laura Brege	X*		X
Lon Cardon, Ph.D., FMedSci			X
William Fairey	X	X
Laurent Fischer, M.D.		X*
Michael Grey
Patrick Heron		X
Niall O’Donnell, Ph.D.			X*
Saira Ramasastry, M.S., M.Phil.	X	X
Timothy Walbert (1)			X*
Total meetings in fiscal 2023	6	4	4
__________________
*Committee Chair
(1)Mr. Walbert replaced Dr. O’Donnell as Chair and a member of the Nominating Committee in June 2023 in connection with Dr. O’Donnell’s resignation from the Board and Nominating Committee effective upon the June 12, 2023 date of the Company’s 2023 Annual Meeting of Stockholders.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing rules and SEC rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm.
Specific responsibilities of the Audit Committee include:
•overseeing our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee is composed of three directors: Ms. Brege, Mr. Fairey and Ms. Ramasastry. The Audit Committee met six times during 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.ir.mirumpharma.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or our Annual Report.
The Board reviews the Nasdaq Listing Rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules).
The Board has also determined that Ms. Brege qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report.
Laura Brege, Chair
William Fairey
Saira Ramasastry, M.S., M.Phil.
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended

(the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of four directors: Dr. Fischer, Mr. Fairey, Mr. Heron and Ms. Ramasastry. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq Listing Rules). The Compensation Committee met four times during 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.ir.mirumpharma.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Annual Report.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.
Specific responsibilities of the Compensation Committee include:
•reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;
•reviewing and recommending to our Board the compensation paid to our directors;
•reviewing and approving the compensation arrangements with our executive officers and other senior management;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing, evaluating and recommending to the Board succession plans for our executive officers.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Alpine Rewards, LLC (“Alpine”) as compensation consultant. As part of its engagement, Alpine was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group for purposes of developing recommendations that were presented to the Compensation Committee for its consideration.
Specifically, our Compensation Committee requested that Alpine evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals and assist in refining our compensation strategy. Alpine developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Alpine, the Compensation Committee approved the recommendations of Alpine.
Typically, the Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing and making recommendations regarding corporate governance matters.
Specific responsibilities of the Nominating Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
•considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
•instituting plans or programs for the continuing education of the Board and orientation of new directors;
•developing and making recommendations to the Board regarding corporate governance guidelines and matters; and
•overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.
The Nominating Committee is composed of three directors: Mr. Walbert, Ms. Brege and Dr. Cardon. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules). The Nominating Committee met four times during 2023. The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at www.ir.mirumpharma.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Annual Report.
Board’s Oversight of Strategy
The Board is deeply engaged and involved in overseeing our long-term strategy, including evaluating key market opportunities, patient trends and competitive developments. This also includes aspects of our environmental, social and governance (ESG) initiatives that relate to our strategy. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the Chief Executive Officer and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Stockholder Communications With the Board
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary. Such written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of shares of our capital stock that are owned beneficially by such stockholder as of the date of the communication. All communications will be compiled by our Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.
These communications will be reviewed by our Corporate Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors.
Code of Conduct
We maintain a Code of Conduct that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at www.ir.mirumpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website or in a Current Report on Form 8-K.
Prohibition on Speculative Trading*
Under the terms of our insider trading policy, none of our officers, directors, other employees or consultants may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our capital stock at any time. In addition, none of our officers, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our capital stock, including without limitation, borrowing against such stock, at any time.
*The disclosure under the caption “Prohibition on Speculative Trading” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2023 and 2022:

	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022

	(in thousands)
Audit Fees	$2,142	$1,157
Total Fees	$2,142	$1,157
Audit Fees. Consists of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements on Form Form S-8 and Form S-3 and related services that are normally provided in connection with statutory and regulatory filings or engagements, including comfort letters.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.
The Board Recommends
a Vote in Favor of Proposal 2.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are consistent with current market practices. We aim to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified named executive officers.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. If stockholders approve the “One Year” option as the frequency of future say-on-pay votes under the Say-on-Frequency Proposal, we expect that we will conduct our next say-on-pay vote at the 2025 annual meeting of stockholders.
The text of the resolution in respect of this proposal is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
The Board Recommends
a Vote in Favor of Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are entitled to vote, on an advisory basis, on whether the non-binding advisory vote on the compensation of the our named executive officers as disclosed in this Proxy Statement (a “say-on-pay vote”), as required by Section 14A of the Exchange Act, should occur every one, two or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.
After careful consideration, the Board has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for our company at this time. Therefore, the Board recommends that you vote for a “One Year” frequency for the say-on-pay vote. While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to the frequency of say-on-pay votes.
Although the Board recommends a say-on-pay vote be held every year, you may vote one of four choices for this proposal on the proxy card: “One Year”, “Two Years”, “Three Years” or “Abstain.” The text of the resolution in respect of this is as follows:
“RESOLVED, that the option of once every one year, two years or three years that receives the affirmative vote of the majority of shares present in person, virtually or represented by proxy at the meeting and entitled to vote generally for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory stockholder vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion.”
The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that we hold a say-on-pay vote more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.
The Board Recommends
a Vote in Favor of “One Year” on Proposal 4.

EXECUTIVE OFFICERS
Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the Record Date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the Record Date.

Name	Age	Position

Christopher Peetz	45	Chief Executive Officer and Director
Eric Bjerkholt	64	Chief Financial Officer
Peter Radovich	46	President and Chief Operating Officer
Pamela Vig, Ph.D.	53	Chief Scientific Officer
Lara Longpre	54	Chief Development Officer
Joanne Quan, M.D.	60	Chief Medical Officer
Christopher Peetz. Biographical information regarding Mr. Peetz is set forth under “Proposal 1: Election of Directors.”
Eric Bjerkholt has served as our Chief Financial Officer since September 2023. Previously, he served as the Chief Financial Officer of Chinook Therapeutics, Inc., a biopharmaceutical company, from November 2020 to August 2023, where he was responsible for overseeing financial reporting, planning and budgeting, internal controls, investor relations, facilities, and information technology functions. Prior to joining Chinook, Mr. Bjerkholt served as the Chief Financial Officer of Aimmune Therapeutics, Inc., a biotechnology company, from April 2017 to October 2020. Before Aimmune, Mr. Bjerkholt held various senior executive financial positions at Sunesis Pharmaceuticals, Inc., IntraBiotics Pharmaceuticals, Inc., LifeSpring Nutrition, Inc. and Age Wave, LLC, and spent seven years in healthcare investment banking at J.P. Morgan & Company, Inc. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.
Peter Radovich has served as our Chief Operating Officer since April 2020 and our President since January 2024. Previously, Mr. Radovich worked in various positions at Global Blood Therapeutics, Inc., a biopharmaceutical company, from November 2014 through April 2020, including as vice president, program leadership and business strategy, senior vice president, operations and executive vice president, operations. During his tenure at Global Blood Therapeutics, Mr. Radovich was responsible for the company’s technical operations, supply chain, program management and leadership, quality assurance and commercial strategy and analytics functions. From 2013 to 2014, Mr. Radovich served as Vice President, Global Product Leader – Kyprolis at Onyx Pharmaceuticals, Inc., which was acquired by Amgen, Inc., where he led the company’s global, cross-functional product team responsible for the development and commercialization of Kyprolis®. Between 2006 and 2013, he held a variety of roles of increasing responsibility in Onyx’s commercial organization supporting Kyprolis and Nexavar® and was a key member of the deal team for Onyx’s acquisition of Proteolix. From 2004 to 2006, Mr. Radovich was at Chiron Corporation (acquired by Novartis AG) in product marketing supporting Proleukin® (interleukin-2) in multiple oncology indications. Mr. Radovich received a B.A. in biology and chemistry from Texas Christian University and an MBA from Washington University in St. Louis.
Pamela Vig, Ph.D. has served as our Chief Scientific Officer since January 2024. Previously, Dr. Vig served as our Head of Research and Development from November 2021 to January 2024, our Chief Scientific Officer from December 2018 and as Chief Scientific Officer and clinical lead at Flashlight Therapeutics, Inc. from November 2017. Dr. Vig served as Vice President, Clinical Research and Discovery at Tobira Therapeutics, Inc. from July 2015 until its acquisition in November 2016 by Allergan plc. As part of the Tobira acquisition, she joined Allergan as Associate Vice President, Clinical Research and Development, a position she held until November 2017. Prior to joining Tobira, Dr. Vig served as Vice President, Clinical Research for Presidio Pharmaceuticals, from January 2010 to July 2015. At Presidio, Dr. Vig was responsible for optimizing the design and conduct of the company’s clinical trial programs. Dr. Vig also previously served as Director, Global Medical Affairs, at Johnson & Johnson in London, United Kingdom, where she was responsible for the strategy and optimization of late-stage development and commercialization of HCV and HIV compounds. She has also held various positions at Idenix Pharmaceuticals and Gilead Sciences. Dr. Vig received a M.Phil. and a Ph.D. from Imperial College London from the Department of Hepatology in Investigative Science.
Lara Longpre has served as our Chief Development Officer since December 2018, where she leads our development operations, program management, regulatory affairs, biometrics and medical writing. Previously,

Ms. Longpre served as Chief Operating Officer at Flashlight Therapeutics, Inc. from November 2017. From September 2014 to June 2018, Ms. Longpre served as Chief Operating Officer of MedGenesis Therapeutix Inc., a biopharmaceutical company, where she was responsible for program management, alliance management, clinical operations, technical operations, and business operations. Prior to that, Ms. Longpre held multiple positions at Jennerex Biotherapeutics, Inc. from April 2008 to May 2015, including Chief Operating Officer from July 2010 to May 2014. Before joining Jennerex, Ms. Longpre was Senior Vice-President, Clinical and Corporate Affairs at MedGenesis, where she was responsible for business operations including the intellectual property portfolio, corporate files and operating plans. She also previously held several leadership roles with PRA International and CroMedica including operations, regulatory affairs, and proposals and contracts. Ms. Longpre received a B.A. in biology from Cornell University, a M.M.S. from Harvard Medical School and an MBA from Queen’s University in Ontario, Canada.
Joanne Quan, M.D. has served as our Chief Medical Officer since January 2024. Previously, Dr. Quan served as Chief Medical Officer at Nuvig Therapeutics Inc, a biotechnology research company, from August 2022 to June 2023. From 2018 to August 2021, she served as Chief Medical Officer at Modis Therapeutics, a company focused on rare genetic diseases (acquired by Zogenix, Inc., and subsequently, UCB). Before Modis, she held clinical development leadership positions at Eiger Biopharmaceuticals, InterMune, Arena Pharmaceuticals, Bayhill Therapeutics, ALZA Corporation (Johnson and Johnson), Genentech and PathoGenesis. Dr. Quan received a B.A. in molecular biology at the University of California, Berkeley and an M.D. at Stanford University School of Medicine. She completed a residency in internal medicine at Massachusetts General Hospital and a fellowship in pulmonary and critical care medicine at the University of Washington.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of February 15, 2024 (the “Measurement Date”) by:
(i)each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
(ii)each of our directors, including the nominees named herein;
(iii)each of our named executive officers; and
(iv)all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of such stockholder, we deemed to be outstanding all shares subject to options held by the stockholder that are currently exercisable or exercisable as of April 15, 2024, which is 60 days after the Measurement Date. These shares are deemed to be outstanding and beneficially owned by the stockholder holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the stockholders named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.
Applicable percentage ownership is based on 46,988,247 shares of our common stock outstanding as of the Measurement Date, adjusted as required by rules promulgated by the SEC.
Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Mirum Pharmaceuticals, Inc., 950 Tower Lane, Suite 1050, Foster City, California 94404.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Greater than 5% Holders:
Frazier Life Sciences IX, L.P.(1)	6,495,392	13.82%
Biotechnology Value Fund, L.P.(2)	4,370,024	9.30%
Eventide Asset Management, LLC(3)	2,693,581	5.73%
BlackRock, Inc.(4)	2,532,642	5.39%
The Vanguard Group, Inc.(5)	2,476,244	5.27%
Named Executive Officers and Directors:
Eric Bjerkholt	—	—
Laura Brege(6)	75,167	*
Lon Cardon, Ph.D., FMedSci(7)	11,334	*
William Fairey(8)	35,417	*
Laurent Fischer, M.D.(9)	101,500	*
Michael Grey(10)	1,127,624	2.36%
Patrick Heron(11)	6,546,392	13.92%
Christopher Peetz(12)	1,462,293	3.04%
Peter Radovich(13)	317,867	*
Saira Ramasastry, M.S., M.Phil.(14)	18,833	*
Timothy Walbert(15)	11,334	*
All executive officers and directors as a group (14 persons)(16)	10,745,275	22.87%
__________________
*Represents beneficial ownership of less than 1%.

(1)Consists of: (i) 161,963 shares of common stock held directly by Frazier Life Sciences X, L.P. FHMLS X, L.P. is the general partner of Frazier Life Sciences X, L.P., and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Patrick J. Heron and James N. Topper are the managing members of FHMLS X, L.L.C. and share voting and dispositive power over the shares held by Frazier Life Sciences X, L.P. Mr. Heron disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein; (ii) 3,566,912 shares of common stock held directly by Frazier Life Sciences IX, L.P. FHMLS IX, L.P. is the general partner of Frazier Life Sciences IX, L.P., and FHMLS IX, L.L.C. is the general partner of FHMLS IX, L.P. Patrick J. Heron and James N. Topper are the managing members of FHMLS IX, L.L.C. and share voting and dispositive power over the shares held by Frazier Life Sciences IX, L.P. Mr. Heron disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein; (iii) 533,853 shares of common stock held directly by Frazier Life Sciences XI, L.P. FHMLS XI, L.P. is the general partner of Frazier Life Sciences XI, L.P. and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Patrick J. Heron, James N. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences XI, L.P. Mr. Heron disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein; (iv) 1,356,415 shares of common stock held directly by Frazier Life Sciences Public Fund, L.P. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P., and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Fund, L.P. Mr. Heron disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein; and (v) 876,249 shares of common stock held directly by Frazier Life s Public Overage Fund, L.P. FHMLSP Overage, L.P. is the general partner of Frazier Life Sciences Public Overage Fund, L.P., and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Overage Fund, L.P. Mr. Heron disclaims beneficial ownership of such shares, except to extent of his pecuniary interest therein. The address for all such reporting persons is c/o Frazier Life Sciences Management, L.P., 70 Willow Road, Suite 200, Menlo Park, CA 9402570. The foregoing information was obtained from Mr. Heron.
(2)(i) Biotechnology Value Fund, L.P. (“BVF”) beneficially owned 2,329,616 shares of common stock, (ii) Biotechnology Value Fund II, L.P. (“BVF2”) beneficially owned 1,772,213 shares of common stock and (iii) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) beneficially owned 207,079 shares of common stock. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the 2,329,616 shares of common stock beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the 1,772,213 shares of common stock beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 207,079 shares of common stock beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 4,101,829 shares of common stock beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 4,370,024 shares of common stock beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in a certain Partners managed account (the “Partners Managed Account”), including 61,116 shares of common stock held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 4,370,024 shares of common stock beneficially owned by Partners. Mark N. Lampert (“Mr. Lampert”), as a director and officer of BVF Inc., may be deemed to beneficially own the 4,370,024 shares of common stock beneficially owned by BVF Inc. The foregoing should not be construed in and of itself as an admission by any such person as to beneficial ownership of any shares of common stock owned by another such person. BVF GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares of common stock beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account, and the filing of this statement shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The foregoing information was obtained from a Schedule 13G filed on September 18, 2023.
(3)Consists of 2,693,581 shares of common stock directly held by Eventide Asset Management, LLC (“Eventide”) and indirectly held by Finny Kuruvilla, M.D. Ph. D. and Robin C. John. Mr. John is the Chief Executive Officer of Eventide and Dr. Kuruvilla is a Co-Chief Investment Officer, Senior Portfolio Manager and Managing Director of Eventide. The address of Eventide, Mr. Robin and Dr. Kuruvilla is One International Place, Suite 4210, Boston, Massachusetts 02110. The foregoing information was obtained from a Schedule 13G/A filed on February 14, 2024, except that the relationship of Mr. Robin and Dr. Kuruvilla to Eventide was not included in such Schedule 13G/A and was obtained from the Eventide website. The information on the Eventide website is not incorporated by reference into this Proxy Statement or our Annual Report.
(4)This information is based on a Schedule 13G filed with the SEC on January 31, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of December 31, 2023, BlackRock has sole power to vote or direct the vote of 2,494,254 shares of common stock and sole power to dispose or direct the disposition of 2,532,642 shares of common stock. The Schedule 13G also indicates that BlackRock is acting as a parent holding company for a number of entities that beneficially owned the ordinary shares being reported. The Schedule 13G provides information only as of December 31, 2023 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2023 and February 15, 2024. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.
(5)This information is based on a Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). According to the Schedule 13G, as of December 29, 2023, Vanguard has shared power to vote or direct the vote of 46,538 shares of common stock, sole power to dispose or direct the disposition of 2,397,149 shares of common stock, and shared power to dispose or direct the disposition of 79,095 shares of common stock. The Schedule 13G provides information only as of December 29, 2023 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 29, 2023 and February 15, 2024. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)Consists of (i) 10,000 shares of common stock held by Ms. Brege and (ii) 65,167 shares of common stock subject to options held by Ms. Brege that are exercisable within 60 days of the Measurement Date.
(7)Consists of 11,334 shares of common stock subject to options held by Dr. Cardon that are exercisable within 60 days of the Measurement Date.
(8)Consists of 35,417 shares of common stock subject to options held by Mr. Fairey that are exercisable within 60 days of the Measurement Date.
(9)Consists of (i) 6,750 shares of common stock held by Dr. Fischer and (ii) 94,750 shares of common stock subject to options held by Dr. Fischer that are exercisable within 60 days of the Measurement Date.

(10)Consists of (i) 289,198 shares of common stock held by the Grey Family Trust dated November 12, 1999 (“Grey 1999 Trust”), (ii) 93,750 shares of common stock held by the Grey 2018 Irrevocable Children’s Trust (“Grey 2018 Trust”), and (iii) 744,676 shares of common stock subject to options held by Mr. Grey that are exercisable within 60 days of the Measurement Date. Mr. Grey is trustee of each of the Grey 2018 Trust and Grey 1999 Trust, and in such capacity has the power to vote and dispose of such shares held by the Grey 2018 Trust and the Grey 1999 Trust.
(11)Consists of (i) the shares described in note 1 above and (ii) 51,000 shares of common stock subject to options held by Mr. Heron that are exercisable within 60 days of the Measurement Date.
(12)Consists of (i) 91,953 shares of common stock held by Mr. Peetz, (ii) 208,570 shares of common stock held by the Peetz Family Trust, and (iii) 1,161,770 shares of common stock subject to options held by Mr. Peetz that are exercisable within 60 days of the Measurement Date. Mr. Peetz is trustee of the Peetz Family Trust and in such capacity has the power to vote and dispose of such shares.
(13)Consists of (i) 33,316 shares of common stock held by Mr. Radovich and (ii) 284,551 shares of common stock subject to options held by Mr. Radovich that are exercisable within 60 days of the Measurement Date.
(14)Consists of 18,833 shares of common stock subject to options held by Ms. Ramasastry that are exercisable within 60 days of the Measurement Date.
(15)Consists of 11,334 shares of common stock subject to options held by Mr. Walbert that are exercisable within 60 days of the Measurement Date.
(16)Includes 10,587,238 shares of common stock that our executive officers and non-employee directors hold directly and have the right to acquire pursuant to options exercisable within 60 days of the Measurement Date.

EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2023, consisting of our principal executive officer and the next two most highly compensated executive officers employed by us as of December 31, 2023, were:
•Christopher Peetz, our President and Chief Executive Officer
•Eric Bjerkholt, our Chief Financial Officer
•Peter Radovich, our Chief Operating Officer
Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated below.

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Christopher Peetz Chief Executive Officer(5)	2023	660,000	1,761,000	3,383,920	633,600	13,200	6,451,720
	2022	624,000	634,800	2,682,384	449,280	12,200	4,402,664
Eric Bjerkholt Chief Financial Officer(6)	2023	151,562	1,673,650	2,417,470	95,246	—	4,337,928
	2022	—	—	—	—	—	—
Peter Radovich President and Chief Operating Officer(7)	2023	505,000	508,577	977,107	363,600	13,200	2,367,484
	2022	467,500	158,700	670,596	252,450	12,200	1,561,446
__________________
(1)The dollar amounts in this column reflect the aggregate grant date fair value of all stock awards granted during the indicated fiscal year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of each equity award is measured based on the closing price of our common stock on the date of grant. The dollar amounts for 2023 include the 2023 Executive PSUs (as defined below) awarded on January 31, 2023 and bonuses awarded on January 23, 2024 in recognition of 2023 performance, as more fully described in the “—Bonus Compensation” section below. The value of the 2023 Executive PSUs granted in 2023, assuming achievement of the maximum performance level of 150%, would be: Mr. Peetz – $1,761,000; and Mr. Radovich – $508,577. Our named executive officers may never realize any value from the 2023 Executive PSUs. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(2)Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our consolidated financial statements included in the Annual Report. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(3)Amounts for 2023 represent bonuses awarded in January 2024 in recognition of 2023 performance, as more fully described in the “—Bonus Compensation” section below.
(4)Amounts shown in this column represent matching payments under our 401(k) Plan, a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).
(5)Mr. Peetz previously served as our President from December 2018 to January 2024. In January 2024, Peter Radovich was appointed our President.
(6)Mr. Bjerkholt joined Mirum in September 2023.
(7)Mr. Radovich previously served as our Chief Operating Officer from April 2020 to January 2024, when he was appointed our President in addition to remaining our Chief Operating Officer.
Annual Base Salary
The 2022 and 2023 annual base salaries for our named executive officers are set forth in the table below. The Compensation Committee evaluated the 2022 and 2023 base salaries of our named executive officers with Alpine and determined to increase base salaries for our named executive officers as shown below. For a further discussion of the

Compensation Committee’s processes and procedures for determining the compensation of our named executive officers, refer to “Compensation Committee—Compensation Committee Processes and Procedures” above..

Name	2022 Base Salary	2023 Base Salary	Percentage Increase

Christopher Peetz	$624,000	$660,000	5.8%
Eric Bjerkholt(1)	—	$485,000	—
Peter Radovich	$467,500	$505,000	8.0%
__________________
(1)Mr. Bjerkholt was hired in September 2023 and his base salary for 2023 was prorated based on time served.
Bonus Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate goals and to reward them for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that the Board establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals.
The Compensation Committee typically does not establish specific individual goals for our named executive officers but instead determines each named executive officer’s performance-based bonuses according to achievement of our annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on corporate performance, in each case pursuant to the terms of the executive officer’s offer letter described below. For 2023, Mr. Peetz’s, Mr. Bjerkholt’s and Mr. Radovich’s target performance bonuses were 60%, 40% and 45%, respectively, of their respective base salaries.
The Board approved our corporate goals for 2023, with goals related to product revenue assigned a 50% weight, product commercial expansion assigned a 20% weight, product candidate development assigned a 25% weight, and achievement of specified operations and human resources related goals assigned a collective weight of 5%. The bonus targets were set in a manner intended to be challenging. No specific individual goals were established for any of our named executive officers for 2023.
In January 2024, the Compensation Committee determined that the 2023 corporate goals had been achieved at an aggregate level of 160% due to the Company’s outperformance on a number of corporate goals.
As a result, in January 2024, the Compensation Committee awarded the following bonuses to our named executive officers for performance in 2023:

Name	2023 Base Salary	Target Performance Bonus (%)	Target Performance Bonus ($)	Corporate Goal Achievement	2023 Performance Bonus

Christopher Peetz	$660,000	60%	$396,000	160%	$633,600
Eric Bjerkholt(1)	$485,000	40%	$194,000	160%	$95,246
Peter Radovich	$505,500	45%	$227,475	160%	$363,960
__________________
(1)Mr. Bjerkholt was hired in September 2023 and his performance bonus for 2023 was prorated based on time served.
Equity-Based Incentive Awards
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based incentive awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Our board of directors and our Compensation Committee is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
We initially granted all equity awards pursuant to the 2018 Equity Incentive Plan (“2018 Plan”). Following adoption of the 2019 Equity Incentive Plan (the “2019 Plan”), we have granted all equity awards pursuant to the 2019 Plan and the 2020 Inducement Plan. We have historically granted options to our named executive officers and began granting performance-vesting restricted stock unit (“PSU”) and time-based restricted stock unit (“RSU”) awards to our named executive officers in 2021 and 2022, respectively. We grant PSU and RSU awards in consultation with our compensation consultant and based on market data as we feel PSU and RSU awards provide additional flexibility to encourage and reward exceptional performance.
In January 2023, our Compensation Committee granted RSU awards with respect to 50,000 and 14,440 shares to Mr. Peetz and Mr. Radovich; Mr. Bjerkholt was not employed by the Company in January 2023 but, in September 2023, the Compensation Committee granted RSU awards with respect to 55,000 shares to Mr. Bjerkholt in connection with his employment by the Company. The RSU awards account for approximately 17% of each of Mr. Peetz and Mr. Radovich’s equity-based incentive awards for 2023. Each RSU award vests in three equal annual installments on the anniversary of the grant date, provided, in each case, that the holder is then providing services to us in accordance with the terms of the 2019 Plan.
Also in January 2023, our Compensation Committee granted PSU awards (the “2023 Executive PSUs”) with respect to 50,000 and 14,440 shares to Mr. Peetz and Mr. Radovich; Mr. Bjerkholt was not employed by the Company in January 2023. The 2023 Executive PSUs are subject to a performance condition of achieving certain net product sales levels related to Livmarli during the year ending December 31, 2024. If the performance condition is met, the first tranche of the award will vest on March 15, 2025 and the second tranche will vest on March 15, 2026, subject to the executive employees’ continuous service through each vesting date. The number of units to be vested in the first tranche of the 2023 Executive PSUs is calculated by multiplying two-thirds of the 2023 Executive PSUs granted by a percentage calculated based on attained Livmarli sales metrics, as certified by the Company’s Compensation Committee. The number of units to be vested in the second tranche of the 2023 Executive PSUs equals 50% of the units vested in the first tranche. The 2023 Executive PSUs account for approximately 17% of each of Mr. Peetz’s and Mr. Radovich’s equity-based incentive awards for 2023.
In January 2024, our Compensation Committee granted RSU awards with respect to 37,500, 8,000 and 17,250 shares to Mr. Peetz, Mr. Bjerkholt and Mr. Radovich, respectively. Each RSU award vests in three equal annual installments on the anniversary of the grant date, provided, in each case, that the holder is then providing services to us in accordance with the terms of the 2019 Plan.
Also in January 2024, our Compensation Committee granted PSU awards (the “2024 Executive PSUs”) with respect to 37,500, 10,000 and 17,250 shares to Mr. Peetz, Mr. Bjerkholt and Mr. Radovich, respectively. The 2024 Executive PSUs are subject to a performance condition of achieving certain net product sales levels during the year ending December 31, 2025. If the performance condition is met, the first tranche of the award will vest on March 15, 2026 and the second tranche will vest on March 15, 2027, subject to the executive employees’ continuous service through each vesting date. The number of units to be vested in the first tranche of the 2024 Executive PSUs is calculated by multiplying two-thirds of the 2024 Executive PSUs granted by a percentage calculated based on attained net sales metrics, as certified by the Company’s Compensation Committee. The number of units to be vested in the second tranche of the 2024 Executive PSUs equals 50% of the units vested in the first tranche. The 2024 Executive PSUs account for approximately 17% of each of Mr. Peetz’s and Mr. Radovich’s equity-based incentive awards for 2024 and approximately 20% of Mr. Bjerkholt’s equity-based incentive awards for 2024.
For additional information, please see below under “—Outstanding Equity Awards at Fiscal Year End.”
Pension Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended December 31, 2023.
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2023.

Agreements with our Named Executive Officers
Below are descriptions of our offer letters with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.
Mr. Peetz. We entered into an offer letter with Mr. Peetz in December 2018 and an amended and restated offer letter in May 2019, which govern the terms of his employment with us. Pursuant to the agreement, Mr. Peetz is entitled to an annual base salary, an annual target performance bonus based on the attainment of specified objectives as determined by us and equity-based incentive awards granted in the discretion of the Compensation Committee, each as may be adjusted by the Compensation Committee from time to time. Each of Mr. Peetz’s base salary, target performance bonus and equity-based incentive awards for 2023 are discussed above in the sections titled “—Annual Base Salary,” “—Bonus Compensation” and “—Equity-Based Incentive Awards.” Mr. Peetz’s employment is at will.
Ms. Bjerkholt. We entered into an offer letter with Mr. Bjerkholt in August 2023, which governs the terms of his employment with us. Pursuant to the agreement, Mr. Bjerkholt is entitled to an annual base salary, an annual target performance bonus based on the attainment of specified objectives as determined by us and equity-based incentive awards granted in the discretion of the Compensation Committee, each as may be adjusted by the Compensation Committee from time to time. Each of Mr. Bjerkholt’s base salary, target performance bonus and equity-based incentive awards for 2023 are discussed above in the sections titled “—Annual Base Salary,” “—Bonus Compensation” and “—Equity-Based Incentive Awards.” Mr. Bjerkholt’s employment is at will.
Mr. Radovich. We entered into an offer letter with Mr. Radovich in April 2020, which governs the terms of his employment with us. Pursuant to the agreement, Mr. Radovich is entitled to an annual base salary, an annual target performance bonus based on the attainment of specified objectives as determined by us and equity-based incentive awards granted in the discretion of the Compensation Committee, each as may be adjusted by the Compensation Committee from time to time. Each of Mr. Radovich’s base salary, target performance bonus and equity-based incentive awards for 2023 are discussed above in the sections titled “—Annual Base Salary,” “—Bonus Compensation” and “—Equity-Based Incentive Awards.” Mr. Radovich’s employment is at will.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth specified information regarding certain equity awards held by each of our named executive officers as of December 31, 2023.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(3)

Christopher Peetz	3/12/2019	(4)	312,500	—	2.94	3/11/2029	—		—	—		—
	5/14/2019	(4)	343,750	—	6.27	5/13/2029	—		—	—		—
	1/10/2020	(5)	166,458	3,542	19.24	1/9/2030	—		—	—		—
	1/7/2021	(5)	127,604	47,396	19.19	1/6/2031	—		—	—		—
	1/6/2022	(5)	115,000	125,000	15.87	1/5/2032	—		—	—		—
	1/6/2022		—	—	—	—	26,666	(6)	787,180	—		—
	1/31/2023	(5)	—	200,000	23.48	1/30/2033	—		—	—		—
	1/31/2023		—	—	—	—	50,000	(6)	1,476,000	—		—
	1/31/2023		—	—	—	—	—		—	50,000	(7)	1,476,000
Eric Bjerkholt	9/11/2023	(5)	—	110,000	30.43	9/10/2033	—		—	—		—
	9/11/2023		—	—	—	—	55,000	(6)	1,623,600	—		—
Peter Radovich	4/28/2020	(5)	169,583	15,417	16.26	4/27/2030	—		—	—		—
	1/7/2021	(5)	47,395	17,605	19.19	1/6/2031	—		—	—		—
	1/6/2022	(5)	28,750	31,250	15.87	1/5/2032	—		—	—		—
	1/6/2022		—	—	—	—	6,666	(6)	196,780	—		—
	1/31/2023	(5)	—	57,750	23.48	1/30/2033	—		—	—		—
	1/31/2023		—	—	—	—	14,440	(6)	426,269	—		—
	1/31/2023		—	—	—	—	—		—	14,440	(7)	426,269
__________________
(1)All of the option awards were granted under the 2018 Plan, the 2019 Plan or the 2020 Inducement Plan.
(2)Stock awards in this column were granted under the 2019 Plan.
(3)The market value of awards in this column is calculated by multiplying the number of shares underlying the award shown in the table by $29.52, the closing price of our common stock on December 29, 2023.
(4)Fully vested.
(5)1/4th of the shares subject to this option award vest one year after the Grant Date. Thereafter, the shares vest in a series of 36 successive equal monthly installments at the end of each month, provided that the award recipient continues to provide services to us through each such date.
(6)Represents an RSU award that vests in three equal annual installments on the anniversary of the Grant Date, provided, in each case, that the holder is then providing services to us in accordance with the terms of the 2019 Plan.
(7)Represents the 2023 Executive PSUs. For additional detail, see the discussion in Note 12 of the Annual Report and refer to “—Equity-Based Incentive Awards” above.
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.
We maintain a severance benefit plan and have entered into a severance benefit plan participation agreement with each of our named executive officers. Pursuant to these agreements, upon a termination without “cause” or resignation for “good reason” (each as defined below), each of our named executive officers will be entitled to continued payment of base salary (12 months for Mr. Peetz and nine months for Messrs. Bjerkholt and Radovich), 12 months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination, and payment of continued group health benefits (12 months for Mr. Peetz and nine months for Messrs. Bjerkholt and Radovich). In addition, upon a termination without cause or resignation for good reason during the period commencing three months prior to a “change in control” (as defined below) and ending 12 months following a change in control, each of our named executive officers will be entitled to extended payment of base salary (24 months for Mr. Peetz and 18 months for Messrs. Bjerkholt and Radovich), accelerated vesting in full of all outstanding equity awards that are subject to time-based vesting, payment of continued group health benefits (24 months for Mr. Peetz and 18 months for Messrs. Bjerkholt and Radovich) and payment of a certain percentage of any annual performance bonus (200% for Mr. Peetz and 150% for Messrs. Bjerkholt and Radovich).
For purposes of the severance benefit plan, the following definitions apply:
•“cause” generally means the occurrence of any of the following events, conditions or actions with respect to the executive: (i) commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) intentional, material violation of any contract or agreement between the executive and us or of any statutory duty owed to us; (iv) unauthorized use or disclosure of our confidential information or trade secrets; or (v) gross misconduct;
•“good reason” generally means the following events, conditions or actions taken by us with respect to the executive without cause and without the executive’s express written consent: (i) a material reduction of the executive’s annual base salary, which is a reduction of at least 10% of such executive’s base salary (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in the executive’s authority, duties or responsibilities; (iii) a material reduction in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report; (iv) a relocation of the executive’s principal place of employment to a place that increases such executive’s one-way commute by more than 50 miles as compared to such executive’s then-current principal place of employment immediately prior to such relocation; and
•“change in control” generally means the following events: (i) a change in ownership of representing more than 50% of the combined voting power of our outstanding securities, other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation or similar transaction in which our stockholders do not own more than 50% of the combined voting power of the surviving entity or its parent; (iii) a dissolution or liquidation, except for a liquidation into a parent corporation; and (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets.
Employee Benefit Plans
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	8,340,043	(2)	$14.19	2,160,140	(3)
Equity compensation plans not approved by security holders(4)	2,569,788		$21.86	1,110,952
Total	10,909,831		$15.87	3,271,092
__________________
(1)Consists of the 2018 Plan, the 2019 Plan and the 2019 Employee Stock Purchase Plan (the “ESPP”). The number of shares of our common stock reserved for issuance under the 2019 Plan is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Board. The number of shares of our common stock reserved for issuance under the ESPP is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, by the lesser of (a) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (b) 1,500,000 shares; provided that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (a) and (b). On January 1, 2024, the number of shares of our common stock reserved for issuance under the 2019 Plan and the ESPP were increased by 2,336,157 and 467,231, respectively, pursuant to the automatic increase provisions of such plans.
(2)Includes the unvested portion of the 2023 Executive PSUs. The weighted-average exercise price in Column (b) does not take the unvested portion of these awards into account. For additional information, please refer to “—Equity-Based Incentive Awards” above.
(3)Consists of shares available for future issuance under the 2019 Plan and the ESPP. As of December 31, 2023, 1,119,312 shares of our common stock were available for issuance under the 2019 Plan, and 1,040,828 shares of our common stock were available for issuance under the ESPP.
(4)Consists of the 2020 Inducement Plan, which was adopted by the Compensation Committee without stockholder approval in accordance with Rule 5635(c)(4) of the Nasdaq listing rules. As of December 31, 2023, 1,110,952 shares of our common stock were available for issuance under the 2020 Inducement Plan.
2020 Inducement Plan
The Compensation Committee adopted our 2020 Inducement Plan in March 2020 and subsequently amended it in December 2020, November 2021 and August 2023 (the “2020 Inducement Plan”). Our 2020 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq listing rules. Our 2020 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards.
Stock awards granted under our 2020 Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq listing rules. In addition, stock awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq listing rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of our 2020 Inducement Plan are otherwise substantially similar to our 2019 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under our 2020 Inducement Plan may not be repriced without stockholder approval.
The maximum number of shares of our common stock that may be issued under our 2020 Inducement Plan is 4,000,000 shares. Shares subject to stock awards granted under our 2020 Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2020 Inducement Plan. Additionally, shares become available for future grant under our 2020

Inducement Plan if they were issued under stock awards granted under our 2020 Inducement Plan and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award. As of December 31, 2023, 1,110,952 shares of our common stock were available for issuance, and incentive awards representing 2,889,048 shares of our common stock had been granted, under the 2020 Inducement Plan.
401(k) Plan
We maintain a 401(k) plan for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code.
The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $22,500 for calendar year 2023. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2023 may be up to an additional $7,500 above the statutory limit. We make matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 4% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.
We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 402(v) PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. For further information regarding our compensation, refer to “Executive Compensation.”
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (or “CAP”) is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation described in the “Executive Compensation” section above.

PAY VERSUS PERFORMANCE
	Summary Compensation Table Total for our Principal Executive Officer (“PEO”) (1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return (“TSR”)(4)	Net Loss (in thousands)(5)
Year	($)	($)	($)	($)	($)	($)
2023	6,451,720	9,428,246	3,352,706	3,788,453	185.08	(163,415)
2022	4,402,664	6,502,088	1,525,479	2,126,933	122.26	(135,665)
__________________
(1)The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Christopher Peetz	Eric Bjerkholt Peter Radovich
2022	Christopher Peetz	Lara Longpre Peter Radovich Pamela Vig, Ph.D.
(2)Represents the amount of total compensation reported for Christopher Peetz (our Chief Executive Officer) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(3)Represents the amount of CAP to Christopher Peetz and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP:

Year	NEOs	Summary Compensation Table Total Compensation	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY*	Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End*	Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End*	Add: Vesting Date Fair Value of Awards Granted during Prior FY that Vested During Applicable FY*	CAP
		($)	($)	($)	($)	($)	($)^
2023	PEO	6,451,720	(5,144,920)	6,797,572	849,004	474,870	9,428,246
	Average Non-PEO NEOs	3,352,706	(2,788,402)	2,941,504	150,586	132,059	3,788,453
2022	PEO	4,402,664	(3,317,184)	3,948,792	297,053	1,170,764	6,502,088
	Average Non-PEO NEOs	1,525,479	(829,296)	987,198	80,960	362,592	2,126,933
*The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
^ Amount of equity award adjustments may differ from amount reported in the table above due to rounding.
(4)For the relevant fiscal year, represents the cumulative TSR of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2021.
(5)The dollar amounts reported represent the amount of Net (Loss) reflected in the Company’s audited financial statements for the applicable year.
Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP and Net Loss
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s Net Loss over the two years presented in the table, on the other.
CAP and Cumulative TSR
The chart below shows the relationship between the CAP to our PEO and the average CAP to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other.
All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION
We have reimbursed, and will continue to reimburse, all of our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board. The following table sets forth information concerning the compensation paid to our directors during 2023, other than Mr. Peetz, our President and Chief Executive Officer. Mr. Peetz does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Peetz.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)

Laura Brege	80,000	346,747	426,747
Lon Cardon, Ph.D., FMedSci	50,000	144,471	194,471
William C. Fairey	65,000	346,747	411,747
Laurent Fischer, M.D.	75,000	346,747	421,747
Michael Grey	105,000	346,747	451,747
Patrick Heron	55,000	346,747	401,747
Niall O’Donnell Ph.D.(2)	32,500	—	32,500
Saira Ramasastry, M.S., M.Phil.	65,000	346,747	411,747
Timothy Walbert(3)	41,250	630,277	671,527
__________________
(1)Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our consolidated financial statements included in the Annual Report. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. As of December 31, 2023, Ms. Brege held options to purchase 82,167 shares of our common stock; Dr. Cardon held options to purchase 41,083 shares of our common stock; Mr. Fairey held options to purchase 63,750 shares of our common stock; Dr. Fischer held options to purchase 111,750 shares of our common stock; Mr. Grey held options to purchase 761,676 shares of our common stock; Mr. Heron held options to purchase 68,000 shares of our common stock; Dr. O’Donnell held no options to purchase shares of our common stock; Ms. Ramasastry held options to purchase 58,500 shares of our common stock, 51,000 of which were granted to Ms. Ramasastry in connection with her service on the Board and 7,500 of which were granted to Ms. Ramasastry as compensation for services performed prior to her appointment to the Board; and Mr. Walbert held options to purchase 35,417 shares of our common stock.
(2)Dr. O’Donnell resigned from the Board effective upon the June 12, 2023 date of the Company’s 2023 Annual Meeting of Stockholders.
(3)Mr. Walbert joined the Board in June 2023.
Our Board adopted a non-employee director compensation policy in July 2019 that is applicable to all of our non-employee directors. The compensation policy was amended in April 2020 and April 2022, each following a review of the program. As in effect for 2023, our compensation policy provided that each of our non-employee directors receives the following compensation for service on the Board:
•an annual cash retainer of $45,000, with an additional cash retainer of $10,000 to the lead independent director, if any;
•an additional annual cash retainer of $10,000, $10,000 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•an additional annual cash retainer of $60,000, $20,000, $20,000 and $10,000 for service as Chair of the Board, Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•an initial option grant to purchase 34,000 shares of our common stock on the date of each such non-employee director’s appointment to the Board; and
•an annual option grant to purchase 17,000 shares of our common stock on the date of each of our annual stockholder meetings.
Each of the option grants described above were granted under our 2019 Plan, the terms of which are described in more detail above under “Executive Compensation—Employee Benefit Plans—2019 Equity Incentive Plan.” Each initial option grant will vest and become exercisable in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuous service as of each such date, and will vest in full upon a change of control. Each annual option grant will vest and become exercisable on the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the director’s continuous service as of such date and will vest in full upon a change of control. The term of each option will be ten years, subject to earlier termination as provided in the 2019 Plan.
In April 2024, our Compensation Committee adopted a revised non-employee director compensation policy effective as of April 4, 2024 (the “Current Non-Employee Director Compensation Policy”). The Current Non-Employee Director Compensation Policy made no changes to the cash-based non-employee director compensation in effect prior to such revised policy, except to increase the annual cash retainer from $45,000 to $50,000. The Current Non-Employee Director Compensation Policy replaces the equity awards referenced above, such that on and after April 4, 2024, our non-employee directors will receive the following equity compensation for service on the Board:
•an initial equity grant consisting of a nonstatutory stock option (an “Initial Director Option Grant”) and an RSU award (an “Initial Director RSU Grant” and together with the Initial Director Option Grant, the “Initial Director Grant”) upon initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), with an aggregate grant date fair value of the Initial Director Grant equal to $450,000, with 50% of such dollar value awarded as an Initial Director Option Grant (as determined using the Black-Scholes calculation methodology, rounded down to the nearest whole share) and 50% as an Initial Director RSU Grant (valued using the closing sales price per share of our common stock as of the date of grant for each RSU, rounded down to the nearest whole share); and
•an annual equity grant consisting of a nonstatutory stock option (an “Annual Director Option Grant”) and an RSU award (an “Annual Director RSU Grant” and together with the Annual Director Option Grant, the “Annual Director Grant”) on the date of each of our annual stockholder meetings with an aggregate grant date fair value of the Annual Director Grant equal to $300,000, with 50% of such dollar value awarded as an Annual Director Option Grant (as determined using the Black-Scholes calculation methodology, rounded down to the nearest whole share) and 50% as an Annual Director RSU Grant (valued using the closing sales price per share of our common stock as of the date of grant for each RSU, rounded down to the nearest whole share).
Under the Current Non-Employee Director Compensation Policy, each of the option grants and RSU awards described above will be granted under our 2019 Plan, the terms of which are described in more detail above under “Executive Compensation—Employee Benefit Plans—2019 Equity Incentive Plan.” Each share subject to an Initial Director Grant will vest and become exercisable in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuous service as of each such date, and will vest in full upon a change of control. Each Annual Director Grant will vest and become exercisable on the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the director’s continuous service as of such date, and will vest in full upon a change of control. The term of each option will be ten years, subject to earlier termination as provided in the 2019 Plan.
Under the Current Non-Employee Director Compensation Policy, the Company adopted a deferral program for Initial Director RSU Grants and Annual Director RSU Grants to non-employee directors. Such deferral program allows non-employee directors to defer receipt of shares that may vest under future Initial Director RSU Grants and Annual Director RSU Grants until the earlier to occur of (a) 60 days following separation from service or (b) immediately prior to a change in control.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
The following includes a summary of transactions during the last two completed fiscal years to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets as of our last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Investors’ Rights Agreement
We are party to an Investors’ Rights Agreement (the “Rights Agreement”) with certain holders of our capital stock, including entities affiliated with Frazier as well as certain affiliates of our directors. The Rights Agreement provides such holders with certain registration rights with respect to the registrable securities held by them. The registration rights of each holder terminate upon the earliest to occur of (i) such time as the holder holds less than 1% of our outstanding securities and all of such holder’s registrable securities may be sold without any restriction on volume or manner of sale in any three-month period under SEC Rule 144 or any successor rule and (ii) July 17, 2024, the fifth anniversary of our initial public offering.
Participation in August 2022 Follow-On Public Offering
In August 2022, we completed an underwritten public offering of our common stock in which we issued and sold 3,478,261 shares of common stock at a price to the public of $23.00 per share. In addition, we granted the underwriters an option, exercisable for 30 days, to purchase up to 521,739 additional shares of our common stock at the public offering price, less the underwriting discounts, commissions and offering expenses, which the underwriters exercised in full. The underwritten public offering, including the underwriters’ exercise of their option, resulted in net proceeds to us of $86.1 million after deducting underwriting discounts, commissions and offering expenses. Frazier and/or its affiliated entities, collectively a greater than 5% holder, purchased 260,869 shares of our common stock at the price to the public of $23.00 per share. More information about our relationship with Frazier can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
Participation in April 2023 Convertible Notes Offering
In April 2023, we completed a convertible notes offering in which we issued and sold $316.25 million in aggregate principal amount of 4.0% Convertible Senior Notes due 2029 (the “Notes”), inclusive of the $41.25 million principal amount of Notes issued pursuant to the full exercise of the option granted to the initial purchasers in a private offering exempt from registration under the Securities Act. The convertible notes offering, including the exercise of the option of the initial purchasers, resulted in net proceeds to us of $305.3 million, after deducting the initial purchasers’ discounts, commissions and estimated offering expenses. Deerfield Healthcare Innovations Fund, L.P. and/or its affiliated entities, collectively a greater than 5% holder at the time of the transaction, purchased $75.0 million of the Notes in such offering. More information about our relationship with the Deerfield Group can be found in our definitive proxy statement filed with the SEC on May 1, 2023, under the section titled “Security Ownership of Certain Beneficial Owners and Management.”
Participation in August 2023 Private Placement
On August 31, 2023, we completed our acquisition of assets of Travere Therapeutics, Inc. primarily related to the development, manufacture (including synthesis, formulation, finishing or packaging) and commercialization of Chenodal and Cholbam. In connection with and immediately prior to the closing of the acquisition, we completed the private placement of 8,000,000 shares of our common stock at a price per share of $26.25, resulting in net proceeds of approximately $202.2 million, which we used to finance the upfront payment in the acquisition. Frazier and/or its affiliated entities, collectively a greater than 5% holder, purchased 1,714,285 shares of our common stock at the price of $26.25 per share. More information about our relationship with Frazier can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”
Policies and Procedures for Transactions with Related Persons
We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years) and such person would have a direct or indirect interest, must be presented to the Board or the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Board or the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the last fiscal year, except that each of Mr. Peetz, Mr. Radovich, Ms. Longpre and Dr. Vig failed to timely file one Form 4 to report the automatic sale of shares of our common stock to pay taxes arising from the vesting and settlement of restricted stock units, and Ms. Longpre failed to timely file one other report for one transaction. Each such executive officer, upon learning of the late filing, promptly filed a Form 4 to disclose the relevant transactions.
OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2025 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2025 proxy statement, any such stockholder proposals must be submitted in writing to the Corporate Secretary of the Company no later than December 24, 2024, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2025 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2024 Annual Meeting of Stockholders, unless the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2024 Annual Meeting of Stockholders. For the Company’s 2025 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 5, 2025 and no later than March 7, 2025. If the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2024 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company. You are also advised to review the

Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.
In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.
Notices of any proposals or nominations for the Company’s 2025 Annual Meeting of Stockholders should be sent to the Corporate Secretary of the Company at 950 Tower Lane, Suite 1050, Foster City, California 94404.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company by telephone at (650) 667-4085 or by written request to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary, and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

Order of the Board of Directors

Christopher Peetz

President and Chief Executive Officer
April 23, 2024
A copy of the Annual Report is available without charge upon written request to: 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MIRM2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49996-P10427

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIRUM PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of three Class II nominees for director to hold office until the Company's 2027 annual meeting of stockholders.

Nominees:	**For**	**Withhold**
1a. Laurent Fischer, M.D.	☐	☐
1b. Patrick Heron	☐	☐
1c. Saira Ramasastry, M.S., M.Phil.	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and directions to the Annual Meeting are available at www.proxyvote.com.

V49997-P10427

MIRUM PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 5, 2024 9:00 AM (Pacific Time)

The undersigned hereby appoints Christopher Peetz and Eric Bjerkholt, and either of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Mirum Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Company's Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/MIRM2024 and in person at 950 Tower Lane, Suite 1050, Foster City, California 94404 on June 5, 2024, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally or virtually present, upon and in respect of the matters set forth herein and in accordance with the any instructions set forth herein, with discretionary authority as to any and all other matters that may properly come before the meeting, including discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND FOR "1 YEAR" ON PROPOSAL 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND THIS PROXY MAY BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be signed on reverse side